Exhibit 10.7

                             SUBSCRIPTION AGREEMENT

                           OBSIDIAN ENTERPRISES, INC.

         Subscription for Shares of Series C Convertible Preferred Stock


     The undersigned (the "Subscriber"), hereby subscribes for and agrees to purchase Four Hundred Two Thousand Nine Hundred Six (402,906) Shares of Series C Convertible Preferred Stock, of OBSIDIAN ENTERPRISES, INC., a Delaware
corporation (the "Corporation"), in consideration of the cancellation of indebtedness due the Subscriber in the amount of One Million Two Hundred Eighty Nine Thousand Dollars ($1,289,000).

     The Subscriber hereby represents and warrants to the Corporation, with the intent that the same may be relied upon, as follows:

     1. The Subscriber has received all documents and other information concerning the Corporation that the Subscriber has requested and as a result of the Subscriber's study of the information and prior overall experience in financial matters, the Subscriber is properly able to evaluate the capital structure of the Corporation, the business of the Corporation and the risks inherent therein; and has been given the full opportunity to obtain any additional information or document from, and to ask questions of the Corporation to the extent necessary to evaluate the merits and risks related to his investment in the Corporation.

     2. The Subscriber has had access to all the material facts with respect to the shares by reason of the Subscriber's active involvement in the organization or management of the Corporation or by reason of the Subscriber's family relationship with a person actively involved in the organization or the management of the Corporation.

     3. The Subscriber understands that the Corporation's shares have not been registered under the Securities Act of 1933, as amended, and have not been registered under any state securities laws, in each case, in reliance on an exemption therefrom, based in part upon representations of the Corporation and the shareholders of the Corporation.

     4. The Subscriber is purchasing the Corporation's shares for investment purposes only and for the Subscriber's own account as principal, and not with a view to, or for, resale, distribution or granting a participation therein, in whole or in part.

     5. The Subscriber must bear the economic risk of investment in the Corporation's shares for an indefinite period of time and may not sell or otherwise transfer any shares unless such shares are first registered under applicable securities laws or an exemption therefrom is available.

     6. The following legend will be placed on each certificate representing the shares and any other documents evidencing ownership of the shares (except for any such certificate or other document on which a similar restrictive legend already appears):

                               TRANSFER RESTRICTED

     The transfer of the securities represented by this certificate has not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale.

     These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

     By the acceptance hereof, the holder agrees that these securities may not be made subject to a security interest, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel for the Corporation that registration is not required under the Securities Act of 1933 and applicable state securities laws.

         Dated:  April 30, 2002

                              OBSIDIAN CAPITAL PARTNERS, LP


                              By:  /s/ Timothy S. Durham
                                 -----------------------------------------
                                   Timothy S. Durham, Managing Partner